Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, New York 10020-1104 www.dlapiper.com

October 22, 2025

Predictive Oncology Inc.
91 43rd Street, Suite 110
Pittsburgh, PA 15201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Predictive Oncology Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “SEC”) on October 22 2025. The Registration Statement relates to the issuance of an aggregate of up to 14,903,393 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable upon the exercise of certain outstanding warrants (the “Warrants”) exercisable to purchase the Shares. This opinion is being rendered in connection with the filing of the Registration Statement with the SEC.

As counsel for the Company, we have examined the Registration Statement, including the prospectus contained therein, and originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation, as amended, of the Company, the bylaws, as amended, of the Company, resolutions, or actions by written consent, of the board of directors of the Company (or a committee thereof) relating to the Shares, and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in relation to the registration of the issuance of the Shares. In our examination, we have assumed the genuineness and validity of all signatures (including, without limitation, signatures via DocuSign, eSignature or similar technology); the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies or telecopies or portable document file (.pdf) copies (and the authenticity and completeness of the originals of such copies) or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system; that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; the due authority of the parties signing any document on behalf of a party (other than the Company); the completeness and conformity to the originals of all documents submitted to us as copies; that all public records reviewed or relied upon by us are authentic, accurate and complete; that all factual statements and information contained in any documents are true and complete; and that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is limited to the General Corporation Law of the State of Delaware, as amended, and we express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. With respect to our opinion based on the General Corporation Law of the State of Delaware, our examination has been limited to a review of such laws as reported in standard, unofficial compilations. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With respect to our opinion expressed below, we have assumed that at or prior to the time of issuance of the Shares, the Registration Statement will not have been modified, withdrawn or deregistered and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

Predictive Oncology Inc.

October 22, 2025

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered upon exercise and payment of the exercise price of the applicable Warrants, and in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)